COLLECTIVE BANCORP, INC.
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
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                                                                           Three Months Ended
                                                                              September 30
PRIMARY                                                             1995                        1994
                                                              ----------------------------------------------
 EARNINGS:
   Net Income..............................................         $13,197,324                 $15,988,558
                                                              ==============================================
SHARES:
   Weighted average number of
     common shares outstanding.............................          20,143,166                  20,266,000

   Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from exercise
     of such options (1)...................................             287,374                     299,859
                                                              ----------------------------------------------

   Weighted average number of common
     shares outstanding as adjusted........................          20,430,540                  20,565,859
                                                              ==============================================

   Primary earnings per share of
     common stock..........................................               $0.65                       $0.78
                                                              ==============================================

ASSUMING FULL DILUTION
EARNINGS:
   Net Income..............................................         $13,197,324                 $15,988,558
                                                              ==============================================

SHARES:
   Weighted average number of
     common shares outstanding.............................          20,143,166                  20,266,000

   Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from exercise
     of such options (2)...................................             301,272                     311,296
                                                              ----------------------------------------------

   Weighted average number of common
     shares outstanding as adjusted........................          20,444,438                  20,577,296
                                                              ==============================================

   Fully diluted earnings per share of
     common stock..........................................               $0.65                       $0.78
                                                              ==============================================

(1) Assumes the proceeds obtained from the exercise of options were used to purchase common shares at the average market price during the quarter.

(2) Assumes the proceeds obtained from the exercise of stock options were used to purchase common shares at the market price at the close of the quarter if such price was higher than the average price during the quarter.

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